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                       CONSENT OF INDEPENDENT ACCOUNTANTS



The Board of Directors
WebTrends Corporation:

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the Prospectus.


                                       /s/ KPMG Peat Marwick LLP


Portland, Oregon
April 26, 1999